EXHIBIT 99.1

Acquisition establishes leading global provider with more than 10,000 customers worldwide; Combined revenues approximate $1.2 billion with winning combination of leading investment management software and services

WINDSOR, CT AND SAN FRANCISCO, CA – February 2, 2015 (GLOBE NEWSWIRE) - SS&C Technologies Holdings, Inc. (“SS&C”) (Nasdaq: SSNC), a leading global provider of financial services software and software-enabled services, and Advent Software, Inc. (“Advent”) (Nasdaq: ADVS), a leading provider of software and services for the global investment management industry, today announced that the Companies have entered into a definitive agreement wherein SS&C will acquire Advent. Under the terms of the agreement, SS&C will purchase Advent for an enterprise value of approximately $2.7 billion in cash, equating to $44.25 per share plus assumption of debt.

Advent has more than 4,300 customers including asset managers, hedge funds, fund administrators, prime brokers, family offices and wealth management advisory firms, located across more than 50 countries worldwide. Headquartered in San Francisco, California, with more than 1,200 employees worldwide, Advent generated revenues of $397 million for the 12 months ended December 31, 2014.

The combination of SS&C’s expertise and technology with Advent’s comprehensive offering enables SS&C to build on its mission to offer the greatest depth of expertise, software technology and services. The transaction capitalizes on a broad trend: global financial services customers’ increased interest in outsourcing solutions. Advent increases SS&C’s business and geographical diversification and scale and adds a stable and attractive revenue base, as demonstrated by its 90% recurring revenue rates over the last five years. Meanwhile, the companies’ combined solutions and services will drive stronger long-term growth for the pro forma business and present significant cross-sell and cost savings opportunities.

The transaction represents a continuation of SS&C’s proven growth strategy through acquisitions in the financial services software and software-enabled

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 6,900 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C's products and services. These clients in the aggregate manage over $26 trillion in assets.

Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.

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For more information

SS&C Technologies

Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: InvestorRelations@sscinc.com

Justine Stone
Investor Relations
Tel: +1- 212-367-4705
E-mail: InvestorRelations@sscinc.com

Advent Software

Jim Cox
Chief Financial Officer
Tel: +1-415-645-1302
E-mail: InvestorRelations@advent.com

Justin Ritchie
Senior Director, Investor Relations

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA	Tel: +1-415-645-4738 E-mail: InvestorRelations@advent.com

services industries, as evidenced by 40 acquisitions to date including GlobeOp in 2012 and DST Global Solutions in 2014.

“The acquisition of Advent is a defining moment in the investment technology, services and support industry. I am pleased to share this news, especially with Advent customers whom we are committed to serving. We look forward to speaking with all customers over the coming weeks and months. SS&C is acquiring a pre-eminent business in the financial technology industry and this is an acceleration in the progression to cloud technology," said Bill Stone, Chairman and Chief Executive Officer of SS&C. “The acquisition reinforces our focus on our clients. Advent Software, combined with SS&C’s complementary offerings in SaaS, middle office services, regulatory solutions, mobile applications and FIX, is unmatched. One Advent product, Geneva®, already has 2,400 SS&C personnel using it everyday. Black Diamond® is a premier product in the registered investment advisor market and we look forward to continuing Black Diamond's success. Advent Portfolio Exchange®, Axys®, Moxy®, and the entire product portfolio adds depth and breadth. We are excited to have Pete Hess and his team and the entire Advent community. We intend to continue our combined strengths in innovation, client focus and employee opportunity."

“This is a very exciting transaction for our shareholders, clients, and employees. I believe the combination of Advent and SS&C will create a powerful team that can take a big leap forward in the value proposition we offer the industry,” said Pete Hess, Chief Executive Officer of Advent. “SS&C has a rich history of delivering a leading combination of people, process, and technology that complements Advent’s existing solutions, and the additional scale and resources we will have as a united team will accelerate our ability to provide the industry with game-changing solutions for investment managers around the world.”

Cost synergies derived from this transaction are estimated to be approximately $45 million of annual savings achieved by the end of three years, and SS&C expects meaningful revenue synergies to be derived over time. Altogether, SS&C expects the transaction to be accretive to its overall financial profile, enhancing top line growth, margins, cash flow and non-GAAP earnings per share. Given the highly complementary nature of the acquisition, the specific cost synergies and the significant cash flow available

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA
Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail for deleveraging, SS&C expects to deliver FY 2016 EPS of between $3.05 to $3.15.

SS&C plans to fund the acquisition and refinancing of existing debt with $3.0 billion of debt financing and cash on hand and approximately $400 million of equity.  For the twelve months ended December 31, 2014, adjusted EBITDA for the combined pro forma entity is expected to be approximately $500 million with synergies. SS&C expects leverage to be approximately 5.3x net debt to last twelve months pro forma EBITDA at closing, and anticipates rapid deleveraging through the strong cash flow of the combined business. Morgan Stanley and Deutsche Bank have provided fully committed debt financing.

Both SS&C and Advent’s Board of Directors have unanimously approved the transaction, which is expected to close in the second quarter of this year, subject to Advent stockholder approval, clearances by the relevant regulatory authorities and other customary closing conditions.

Morgan Stanley and Deutsche Bank acted as financial advisors and Davis Polk & Wardwell acted as legal advisor to SS&C.

Qatalyst Partners acted as financial advisor and Wilson, Sonsini, Goodrich & Rosati acted as legal advisor to Advent.

Conference Call

SS&C will host a conference call and webcast with the financial community today at 5:00 p.m. Eastern Time. Dial (877) 312-8798 (US and Canada) or (253) 237-1193 (International), and request the “SS&C to Acquire Advent Software conference call”; conference ID# 77079438. Alternatively a live audio webcast can be accessed via http://investor.ssctech.com. To expedite the registration process, you may pre-register for the event by clicking here. A replay of the conference call will be available one hour after the conference call, for 48 hours. The dial-in number is (855) 859-2056 (US and Canada) or (404) 537-3406 (International); access code# 77079438.

About Advent

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA
Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail

Over the last 30 years of industry change, our core mission to help our clients focus on their unique strategies and deliver exceptional investor service has never wavered. With unparalleled precision and ahead-of-the-curve solutions, we've helped over 4,300 firms in nearly 50 countries — from established global institutions to small start-up practices – to grow their business and thrive. Advent technology helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world. Together with our clients, we are shaping the future of investment management. For more information on Advent products visit http://www.advent.com.

Forward Looking Statements

This press release includes forward-looking statements intended  to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of SS&C and Advent Software, Inc.  and are subject to uncertainty  and  changes  in circumstances.  The  forward-looking  statements  contained  herein  include  the expected effects of SS&C’s acquisition of Advent; the expected timing and conditions precedent relating to the acquisition of Advent; anticipated synergies, earnings enhancements and other strategic options; and all other statements in this Current Report on Form 8-K other than statements of historical  fact. Forward-looking statements include, without limitation, statements typically containing words such as “believes”, “plans”, “projects”, “forecasts”, “may”, “should”, "intends", "expects", "anticipates",  "targets", "estimates"  and words of similar import. By their nature, forward looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements relating  to the Advent acquisition.  These  factors  include,  but are not limited  to, unanticipated issues associated with the satisfaction of the conditions precedent to the acquisition; issues associated with obtaining necessary regulatory approvals and the terms and

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA
Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail conditions of such approvals; the inability to obtain financing and the terms of any financing.

Additional factors that could cause actual result and developments  to differ materially  include, among others, the state of the economy and the financial services industry, SS&C's and Advent’s ability to finalize large client contracts, fluctuations in customer demand for SS&C's and Advent’s products and services, intensity of competition from application vendors, delays in product development, SS&C's and Advent’s ability to control expenses, terrorist activities, exposure to litigation, SS&C's ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C's and Advent’s products and services, the market price of SS&C's stock prevailing from time to time, SS&C's and Advent’s cash flow from operations and general economic conditions.

Information on the potential factors that could affect SS&C is also included in its filings with the Securities  and Exchange Commission including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Information on the potential factors that could affect Advent is also included in its filings with the Securities  and Exchange Commission including, but not limited to, its quarterly reports on Form 10-Q, its 2013 Annual Report on Form 10-K and its Current Report on Form 8.   SS&C and Advent undertake no obligation to update or revise forward-looking statements, whether as a result of new information,  future events or otherwise. Forward-looking statements only speak as of the date on which they are made.

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA
Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail